UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Information Required in Proxy Statement
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.1)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
EVERTEC, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required per Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EVERTEC, INC.
SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2023
May 24, 2023
This proxy statement supplement (the “Supplement”) amends and supplements the definitive proxy statement on Schedule 14A (the “Proxy Statement”) of EVERTEC, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2023 in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for its 2023 Annual Meeting of Stockholders that will be held on Thursday, May 25, 2023 at 9:00 a.m. Atlantic Standard Time (the “Annual Meeting”).

This Supplement does not change any proposal set forth in the Proxy Statement, and does not change the Board’s recommendations, or the Company’s view, on any of the proposals contained in the Proxy Statement. The Board continues to recommend a vote “FOR” each of the proposals in the Proxy Statement. Except as updated by this Supplement, all information set forth in the Proxy Statement remains unchanged. This Supplement should therefore be read in conjunction with the Proxy Statement.

* * * * *

This Supplement updates the disclosure in the Proxy Statement to reflect the determination by the New York Stock Exchange (the “NYSE”) that Proposal 4 to approve the Company’s Third Amended and Restated Certificate of Incorporation, which eliminates the requirement that the Board be fixed at nine directors and deletes certain obsolete provisions and references relating to the Stockholder Agreement, which terminated on July 1, 2022, is a “routine” matter, eligible for discretionary voting by banks, brokers and other nominees under NYSE rules.

Pursuant to NYSE rules, if you hold your shares through a bank, broker, or other holder of record and do not instruct such bank, broker, or other holder of record on how to vote your shares, your bank, broker, or other holder of record is not permitted to vote your shares in its discretion on “non-routine” matters and determined by NYSE, but is permitted to vote your shares in its discretion on “routine” matters as determined by NYSE.

The NYSE has informed the Company that it has determined that Proposal 4 is a “routine” matter. Accordingly, if you do not instruct your bank, broker, or other holder of record on how to vote your shares on Proposal 4, your bank, broker, or other holder of record will be permitted to vote your shares in its discretion on such proposal. In addition, since the NYSE has determined that Proposal 4 is a “routine” matter, we do not expect any “broker non-votes” in connection therewith.

Except as amended or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains unchanged and should be considered in voting your shares of common stock. We urge you to read the Proxy Statement and this Supplement in its entirety.

Please note that any proxy card that you requested or that we elected to deliver has not changed and may still be used to vote your shares in connection with the Annual Meeting. If you have already submitted your vote, you do not need to take any further action. Information on how to vote your shares and how to change your vote or revoke your proxy is contained in the Proxy Statement. The Company urges stockholders to vote their shares prior to the Annual Meeting by using one of the methods described in the Proxy Statement.